                                  EXHIBIT 99.1

                      SL INDUSTRIES RECEIVES DEFAULT NOTICE

MT.  LAUREL,  NEW JERSEY,  March 8, 2002 . . . SL  INDUSTRIES,  INC. (NYSE &
PHLX:SL)  announced  that it has  received a notice of default from its lenders.
The notice  states that the Company has  defaulted  under its  revolving  credit facility due to the Company's  failure to meet the scheduled  debt  reduction to
$25,500,000.  The Company's outstanding debt under the revolving credit facility was approximately $26.2 million as of March 6, 2002.

The Company is currently in discussions with its lenders in an attempt to extend the period for the scheduled  debt  reduction  and to resolve  other issues.  As these discussions are still ongoing,  there can be no assurance that the parties will be able to extend the  scheduled  debt  reduction  or that the Company will otherwise obtain a waiver of the default from its lenders.

            SL Industries, Inc. designs, manufactures and markets Power and Data
Quality  (PDQ)  equipment  and  systems  for  industrial,   medical,  aerospace,
telecommunications  and consumer  applications.  For more  information  about SL
Industries,  Inc.  and its  products,  please  visit the  Company's  website  at
www.slpdq.com.

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